SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             Date of Report (Date of earliest event reported):
                             June 10, 1996


                           GTECH HOLDINGS CORPORATION
                  (Exact name of registrant as specified in its
                                   charter)


      Delaware                      1-11250               05-0450121

(State or other Jurisdiction    (Commission File No.)  (IRS Employer Identifica-
         of Incorporation)                                  tion No.)




55 Technology Way, West Greenwich, Rhode Island                        02817
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code: (401) 392-1000

Item 5. Other Events

         This Form 8-K is being filed for the purpose of setting forth the text of a press release dated June 10, 1996 issued by the Company relating to its first quarter of fiscal 1997 results.

         The text of said press release is as follows:

For Immediate Release                                Contact:  Robert Rendine
June 10, 1996                                                    401-392-7452

                 GTECH ANNOUNCES FIRST QUARTER RESULTS

WEST GREENWICH, RI -- (June 10, 1996) -- GTECH (NYSE "GTK") today announced earnings for its first quarter of fiscal 1997, ended May 25, 1996.

Revenues for the first quarter of fiscal 1997 totaled $211.2 million, an increase of 17.7 percent over the $179.4 million for the same period last year.

Net income for the quarter was $18.2 million, or $.42 per share, compared with $18.3 million, or $.42 per share for the same period last year.

Service and product revenue

Service revenues continued their strong growth, totaling $195.0 million, up 17.9 percent compared with $165.3 million for the same period last year.

Service revenue increases were driven by the consolidation of $13.7 million in revenue from Racimec, GTECH's subsidiary in Brazil, a $10.7 million increase from existing customers and $5 million from Transactive. Transactive provides services to governments in the electronic distribution of benefits, licenses, permits, and constituents information.

Product sales totaled $16.2 million, up 14.8 percent from $14.1 million for the same period last year, due primarily to the sale of one new central system, the sale of a new instant ticket validation system, and higher terminal sales.

Service and product gross margins

Gross margins on service revenues for the first quarter of fiscal 1997 decreased to 32.4 percent from 37.8 percent for the same period last year. The lower margins resulted from the start-up losses at Racimec, coupled with higher expenses relating to European operations.

The start-up losses at Racimec relate to new on-line lottery systems implemented in fiscal year 1996, and higher infrastructure costs to support expanded operations in Brazil. The higher costs in Europe were associated with programs to enhance customer satisfaction and better position the Company to support anticipated new business opportunities.

The unusually high jackpot activity of the first quarter of fiscal 1996 did not repeat in the first quarter of fiscal 1997. This decline in the service margin, however, was substantially offset by new lottery games, such as keno, in New York and Georgia.

Gross margins on product sales increased to 43.4 percent, from 26.9 percent for the same period last year, due to a change in product mix.

The comparison of service margins for this quarter is difficult due to the consolidation of Racimec and its attendant start-up operating losses. Historic margins, except as noted for the first quarter of 1996, represent a true picture of the strength of the business.

Expenses

Selling, general and administrative (SG&A) expenses were virtually flat at $30.0 million, compared to $29.9 million for the fourth quarter of fiscal 1996, but up from $25.6 million for the same quarter last year.

As a percent of revenue, SG&A expenses were down to 14.2 percent for the first fiscal quarter, compared to 15.5 percent for the previous quarter, and 14.3 percent for the same period last year. The increase in spending primarily supported expanded operations, including two of the Company's newly formed ventures, Dreamport and WorldServ.

Dreamport, GTECH's gaming and entertainment subsidiary, provides video lottery, electronic bingo, and commercial keno systems, and operates and supplies Native American casinos.

WorldServ   designs,   implements  and  manages   communications   networks  and
value-added   information  technology  services  for  education  and  commercial customers.

Investment and debt repayment

GTECH continued to invest in new contracts and the expansion of systems in existing jurisdictions and also repaid debt with cash flow from operations.

Cash flow from operations was $52.8 million, with $40.8 million invested in systems and equipment and other assets relating to new contracts. The major portion was for previously announced new lottery contracts in Washington State and Missouri, and the expansion of lottery systems in existing jurisdictions, domestically and internationally. Of the remainder, $8.5 million repaid a portion of the Company's $379 million in debt. At the end of the quarter, the Company had approximately $136 million of revolving credit available.

GTECH Corporation specializes in the automation of lottery, gaming and government services systems. In the lottery industry, GTECH is the world's leading supplier of products and services, with contracts to supply and/or operate lottery systems for 28 U.S. customers and 49 customers outside of the United States.

Consolidated statements of operation follow:


CONSOLIDATED INCOME STATEMENTS

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
                                                              (Unaudited)
                                                           Three Months Ended


                                                     May 25,            May 27,
                                                      1996               1995
                                             ---------------  -----------------
                                (Dollars in thousands,except per share amounts)
Revenues:
      Services                           $         194,986            165,327
      Sales of products                             16,187             14,102
                                          ------------------  -----------------
                                                   211,173            179,429
Costs and expenses:
      Costs of services                            131,715            102,777
      Costs of sales                                 9,154             10,304
                                           ------------------  -----------------
                                                   140,869            113,081
                                          ------------------  -----------------

Gross profit                                        70,304             66,348

Selling, general and administrative                 29,952             25,595
Research and development                             6,630              7,531
                                           ------------------  -----------------

Operating income                                    33,722             33,222

Other income (expenses):
      Interest income                                  550              2,061
      Equity in earnings of unconsolidated
          affiliates                                 3,217              2,272
      Other income                                      46                164
      Interest expense                              -6,151             -6,150
                                           ------------------  -----------------

Income before income taxes                          31,384             31,569

Income taxes                                       -13,181            -13,259
                                           ------------------  -----------------

Net income                               $          18,203             18,310
                                           ==================  =================

Earnings per common share:               $             .42                .42
                                           ==================  =================

Weighted average common shares outstanding      43,086,000         43,321,000

                                            =================  =================


CONSOLIDATED BALANCE SHEETS

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES
                                                    (Unaudited)
                                                  May 25,         February 24,
ASSETS                                              1996             1996
                                                --------------  ---------------
                                            (In thousands, except share amounts)
CURRENT ASSETS
     Cash and cash equivalents               $          8,343    $       8,519
     Trade accounts receivable                         77,355           73,755
     Inventories                                       47,055           43,669
     Deferred income taxes                             25,661           25,661
     Other current assets                              11,696           12,601
                                                --------------  ---------------
                          TOTAL CURRENT ASSETS        170,110          164,205

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO
 CONTRACTS                                            930,771          887,194
Less: Accumulated Depreciation                       -457,211         -417,948
                                                  ------------    -------------
                                                      473,560          469,246

PROPERTY, PLANT & EQUIPMENT                            70,175           67,707
Less: Accumulated Depreciation                        -36,579          -34,299
                                                  ---------------  ------------
                                                       33,596           33,408

GOODWILL, net                                         113,847          114,843

INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED
     AFFILIATES                                        53,206           49,068
OTHER ASSETS                                           27,755           28,610
                                                --------------  ---------------
                                                $     872,074   $      859,380
                                                ==============  ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Short-term borrowings                      $         468   $          951
     Accounts payable                                  40,143           46,343
     Accrued expenses                                  53,071           54,465
     Advance payments from customers                   11,146           12,110
     Employee compensation                             17,267           24,929
     Income taxes payable                              19,764              ---
     Current portion of long-term debt                  4,021            3,993
                                                --------------  ---------------
               TOTAL CURRENT LIABILITIES              145,880          142,791

LONG-TERM DEBT, less current portion                  375,014          382,930

OTHER LIABILITIES                                      29,579           30,264

DEFERRED INCOME TAXES                                   6,670            6,670

SHAREHOLDERS' EQUITY
     Preferred Stock, par value $.01 per share--
      20,000,000 shares authorized, none issued          ---              ---
     Common Stock, par value $.01 per share--150,000,000
      shares authorized, 43,771,893 and 43,739,520 shares
      issued at May 25, 1996 and February 24, 1996,
      respectively; 43,054,212 and 43,021,839 shares
      outstanding at May 25, 1996 and February 24, 1996,
      respectively                                        438              437
     Additional paid-in capital                       168,370          167,758
     Equity carryover basis adjustment                 -7,008           -7,008
     Translation adjustment                            -1,073             -463
     Retained earnings                                169,141          150,938
                                                 --------------  ---------------
                                                      329,868          311,662

     Less cost of 717,681 shares in treasury          -14,937          -14,937
                                                  ------------    -------------
                                                      314,931          296,725
                                                  ============    =============
                                                      872,074   $      859,380
                                                 ==============  ===============

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchanges Act, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized, on June 10, 1996.




                           GTECH HOLDINGS CORPORATION




                              By: /s/ William Y. O'Connor
                                 ____________________________________
                                     William Y. O'Connor
                                     President & Chief Operating Officer